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                                                                    EXHIBIT 10.5


                            SECURITIZATION AGREEMENT

     SECURITIZATION AGREEMENT, dated July 1, 1995, by and between R & G Premier Bank of Puerto Rico, a commercial bank organized under the Banking Law of the Commonwealth of Puerto Rico ("the Bank"), and R & G Mortgage Corporation, a mortgage banking firm organized under the Laws of the Commonwealth of Puerto Rico ("R & G Mortgage").

                                   WITNESSETH

     WHEREAS, in conformity with the provisions of the Master Purchase, Servicing and Collection Agreement, as amended, executed by and between the parties hereto, on February 16, 1990, R&G Mortgage has rendered securitization services to the Bank, consisting said services in the review of mortgage loans for the purpose of securitizing and including said loans in mortgage-backed securities to be issued by R & G Mortgage.

     WHEREAS, the Bank's Board of Directors adopted, on its ordinary meeting held on November 29, 1993, a Resolution approving a Securitization Policy for the Bank, which established the basic criteria and procedures to be used in connection with the securitization activities of the Bank, and a copy of which is hereby made an integral part of this Agreement.

     WHEREAS, it is the desire of the appearing Parties to execute one single agreement, which will contain all the relevant provisions regarding the securitization activities which are being, and which will be conducted, by R&G Mortgage for the benefit of the Bank in the future,

     WHEREAS, the Bank's Board of Directors, upon the recommendation of its Ancillary Agreements Committee, adopted a Resolution on its ordinary meeting held on June 29, 1995, and the Board of Directors of R&G Mortgage also adopted a Resolution on June 29, 1995, authorizing the execution of this Securitization Agreement (the "Agreement") subject to the terms and conditions contained in the Agreement, which contains all the relevant provisions and covenants relative to the aforementioned securitization services rendered by R & G Mortgage, and by virtue of which R & G Mortgage will continue to render said securitization services to the Bank;

     NOW, THEREFORE, INTENDING TO BE LEGALLY BOUND, THE PARTIES AGREE AS
FOLLOWS:

                     FIRST: SECURITIZATION POLICY PRINCIPLES

     The Bank will continue, as in the past, to conduct its mortgage loan origination activities in a similar fashion as a mortgage banker, providing the funds to finance the inventory from deposits from clients of the Bank. Additionally, the carry-over of said inventory will continue to take a longer period of time than is typical of a mortgage banking concern, and that could be from ninety (90) days to one (1) year, if it is intended to place in the Secondary Market all the mortgage production of the Bank.


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     Consequently, the Securitization Policy Principles which will be complied with by Parties hereto, are;

     1. CONFORMING LOANS - These are the loans that comply will all the rules and regulations established by the Institutions which constitute the Secondary Market and which are dedicated to the acquisition of mortgage loans and the issuance of mortgage-backed securities, such as: Freddie Mac and Fannie Mae.

     2. POSSIBLE CONFORMING - These are the loans that are considered almost conforming, but that, during the processing of said loans, some conditions such as documentation, income, or some other specific areas that were considered minimal and that could be approved under the concept of "common sense underwriting", have not been complied with.

     3. CONFORMING AFTER SEASONING - These are the loans that might have minor deficiencies produced during the underwriting period or that can be securitized provided that, after a one year period they have been delinquent for no more than one payment during that 12-month period, and that the loans are fully are fully documented.

     4. NON-CONFORMING - These are the loans that, due to the amount, loan-to-value ratio at the time of closing, or any special conditions that were arranged during the underwriting period, even though are good credit risks, are not acceptable for inclusion in mortgage-backed securities in accordance with the rules and regulations established by Fannie Mae and Freddie Mac. Although these loans are not acceptable for securitization through the previously mentioned institutions, they could be sold in the Secondary Market as "whole loans", retaining the Bank some participation, or providing repurchase or timely payments to the investor or include the package in certificates of mortgage obligations to be sold in the market through private issues prepared by the Bank.

     5. FHLB COLLATERAL - These are loans that are considered good credit risks but which cannot be approved under any other of the prior classifications, but which the FHLB will take as collateral for advances or for guaranty in any specific transaction such as letters of credit or some other type of instrument providing liquidity to our Institution.

     6. Additional classifications will cover those specific loans that cannot be securitized, but sold in the Secondary Market as whole loans or CMO's, such as: Jumbos, Second Mortgages, and Construction Loans.

     7. Once the loans are closed, each one will be classified for the purpose of disposing them in the secondary market, either directly through the issuance of mortgage-backed securities, of later, if not eligible as conforming loans, after seasoning for one year or more as required by FHLMC or FNMA. Those that do not qualify for securitization either after closing or after seasoning, will be grouped for mortgage derivatives, such as certificates of mortgage obligations (CMOs).


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     8.  Second mortgages will be classified by R&G Mortgage, either for immediate sale to FNMA as whole loans to said entity, or for sale to other local lending institutions looking for second mortgages.

     9. Secured personal loans will be retained in the Bank's portfolio up to maturity due to the fact that they cannot be securitized or sold in the secondary market. These loans will be reserved for inclusion in warehousing lines with 936 funds, or to be placed as collateral for the issuance of commercial paper, or to collateralize advances from the Federal Home Loan Bank, or any other type of collaterized investment instrument.

     10. The Bank will establish the required controls and conditions to properly match short and intermediate funds available with the longer term of mortgage loans through the use of synthetic hedges provided by interest rate swaps, or interest rate caps, which when combined with long term CD's issued in the 936 market will provide the required protection against the risk of interest rate increases, in accordance with the Bank's Investment Policy, and with this purpose, all the loans will be packaged under some alternative available in the secondary market either immediate or long term, as follows:

          a.   Mortgage backed securities to be issued through FNMA or FHLMC.

          b. Sale of whole loans, specially second mortgages, through the whole loan program of FNMA for second mortgages.

          c. Issuance of mortgage-backed securities once the loans are seasoned in accordance with terms and conditions established by FHLMC for this type of loans.

          d. For the issuance of CMOs (Certificates of Mortgage Obligations) to be sold in the local 936 market.

          e. For financing through warehousing lines with local Banks, or for the issuance of commercial paper, to be financed in the local market with 936 funds.


             SECOND: SECURITIZATION SERVICES TO BE RENDERED BY R&G
                  MORTGAGE AND SECURITIZATION FEE TO BE CHARGED

     1. As soon as conventional loan elegible for securitization is closed by the Bank, it will be referred to R&G Mortgage to be entered into the securitization system, and thus, reviewed by R&G Mortgage, and classified in accordance with the Securitization Principles outlined above.


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     2.  Loans classified as conforming will be sold by R&G Mortgage in the
Secondary Market (Fannie Mae or Freddie Mac) in Mortgage Backed Securities or as Whole Loans to cash market.

     3. Loans packaged into Mortgage-Backed Securities can be kept in portfolio by R&G Mortgage until it is advisable to effect their sale, in consultation with, and with prior approval by the Bank.

     4. Non-conforming loans will be sold by R&G Mortgage to banks or other investors in packages or sizes as required by the Secondary Market.

     5. Loans classified by R&G Mortgage for CMO can be structured for future issuance according to market needs, and R&G Mortgage will, consequently advise the Bank of the desirability of issuance, according to prevailing market conditions, need for funds, etc.

     6. From time to time, R&G Mortgage will review previously classified loans in order to determine which loans can be re-classified and sold.

     7. According to the characteristic of the portfolio, R&G Mortgage will negotiate special Master Commitments with the mentioned Agencies in order to facilitate the sale of mortgages that otherwise can not be sold.

     8. After the mortgages are sold, R&G Mortgage will coordinate with the Agencies as they conduct Post Funding audits in which approximately 5% of the loans are normally reviewed. R&G Mortgage will prepare the selected loans and submit them to the respective Agencies' Quality Control Dept.

     9. At the end of each month, R&G Mortgage will charge the Bank 0.25% if the repurchase condition is provided by R&G Mortgage, and 0.20% if it is provided by the Bank. This fee will be calculated on the principal balance of all loans sold or securitized under the Agreement, and the Bank will pay the amount of said invoices within the next five (5) days upon receipt of the invoices.

      10. In the cases of "buy-downs" or buy-ups" when negotiating the sales price of mortgage-backed securities, R&G Mortgage will conduct the price negotiations. Any price differential will be rounded to the nearest 1/8 of 1% and will be to the benefit of the Bank, or paid by the Bank when applicable.


             THIRD: ADDITIONAL SERVICES INHERENT TO SECURITIZATION
                    ACTIVITIES TO BE RENDERED BY R&G MORTGAGE

     1. All mortgage loans will be analyzed by R&G Mortgage and included in a database in which R&G Mortgage will keep a record of all the characteristics required by the Secondary Market to make these loans acceptable for securitization, sale, or packageable.


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     2.  Special conditions will be established at time of underwriting, with the purpose of classifying these loans in accordance with the mentioned Agencies's Regulations.

     3. These conditions will breakdown these loans by type, as indicated in the Policy Principles outlined above and, in addition, by the different types of characteristics that they could have to make them acceptable in the Secondary Market.

     4. R&G Mortgage will use its Securitization Department for the purpose of classifying these mortgage loans under the terms and conditions established by this Agreement and the Policy Principles. The Securitization Department will have at least one (1) person with expertise in Secondary Market classification in charge of the Program. In addition, at the time of closing these loans, the Credit Department of the Bank will establish a preliminary classification indicating the different characteristics of each loan in the Secondary Market.

     5. The information required by this database of mortgage loans will be kept by R&G Mortgage with the purpose of maintaining a computer database in which all the loans originated by the Bank since February 1990 will be kept under the terms and conditions established by the Agreement.

     6. In those cases in which R&G Mortgage will guarantee the repurchase of loans due to foreclosure proceedings, to the Agencies, R&G Mortgage will assume any losses which may be produced as a result of said repurchase, and will charge the Bank a guarantee fee of .25% of the principal balance of each such repurchased loan.

     7. It is also agreed that, in those cases in which R&G Mortgage has to repurchase a loan under its repurchase guarantee previously issued to the Agencies, and such repurchase is made as a result of documentation problems with the loan, then the Bank will not have to pay R&G Mortgage any guarantee fee.


             FOURTH: CONVEYANCE OF DOCUMENTS AND INFORMATION BY THE
                              BANK TO R&G MORTGAGE

     1. MORTGAGE SCHEDULE. As to each Loan for which the Securitization Services will be rendered by R&G Mortgage to the Bank pursuant to this Agreement, the Bank will provide to R&G Mortgage the following information ("Mortgage Loan Schedule"):

     (a) address if the mortgaged property and the same name of the mortgagor thereunder;

     (b)  the principal balance as of the close of business on the closing date;

     (c)  loan number;

     (d)  original principal amount;


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     (e)  appraised value;

     (f)  due date;

     (g)  date of origination;

     (h)  original term in months;

     (i)  the interest rate payable thereunder;

     (j) the scheduled monthly level payment of principal and interest, if the loan is on the permanent stage;

     (k)  the date of maturity;

     (l)  a code indicating the property type; and

     (m)  amount of escrow funds, if any.

     2. DELIVERY OF LOAN DOCUMENTS. On the closing date, the Bank will deliver to R&G Mortgage copies of each of the following documents to the extent applicable, for each Loan:

     (a) Copy of the original note or other evidence of the indebtedness of the Loan; upon effecting a sale of a loan, the Bank will duly endorse the original of the mortgage note to R&G Mortgage for negotiation;

     (b) The deed of mortgage or other instrument evidencing the security interest for each Loan (the "Mortgage"), with evidence of recording thereon;

     (c) If the Loan is evidenced by a consolidated mortgage or consolidated loan, the recorded consolidation agreement, unless the consolidation was accomplished within the body of the most recent Mortgage of record;

     (d)  Title insurance policy;

     (e) Hazard insurance policy and, if required by law, flood insurance policy, with extended coverage of the hazard insurance policy;

     (f) Copy of a completion survey of the property pledged as security with respect to any Loan (The "Mortgage Property") delivered in connection with the origination of the Loan, identifying the premises by legal description and by address and showing the dimensions of the lot as such other conditions as are customarily shown on surveys made in the locality;

     (g)  Title study performed on the Mortgage property.


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     (h)  The Appraisal made on the Mortgage Property;

     (i) Form signed by the Borrower required by the Equal Credit Opportunity Act (E.C.O.A.).

     (j) Amortization schedule indicating the original principal amount, the date of origination, the interest rate, the term, the scheduled monthly payment of principal and interest and the outstanding principal balance as of the close of business on the Transfer Date;

     (k)  Loan application, and credit report;

     (l)  Closing statement, if available;

     (m) Tax receipts, insurance premium receipts, ledger sheets, payment records, insurance claim files and correspondence, the amount of funds held in escrow by the Bank and any correspondence with respect to such escrow account, general correspondence, the Bank's loan number, current and historical computerized data files, underwriting standards used for origination and all other papers and records developed or originated by the Bank or others required to document the Loan or to service the Loan.


              FIFTH: REPRESENTATIONS AND WARRANTIES BY R&G MORTGAGE

     R & G Mortgage hereby represents and warrants to the Bank that:

     (a) R & G Mortgage is a mortgage banking firm duly organized, validly existing, and in good standing under the laws of the Commonwealth of Puerto Rico and has all licenses necessary to carry on its business as now being conducted; R & G Mortgage has corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by R & G Mortgage and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of R & G Mortgage; and all requisite corporate action has been taken by R & G Mortgage to make this Agreement valid and binding upon R & G Mortgage in accordance with its terms;

     (b) The consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of the charter or by-laws of R & G Mortgage or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other instrument to which R & G Mortgage or its property is subject, or result in the violation of any law, rule, regulation, order, judgement or decree to which R & G Mortgage or its property is subject;


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     (c)  Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a material fact necessary to make the statements contained therein or herein not misleading;

     (d) The securitization and sales practices used by the R & G Mortgage with respect to each Loan, the Securitization Rights of which are acquired hereby, have been, and will be, in all material respects legal, proper, prudent and customary in the Secondary Market and with respect to the Agencies involved.

     (e) R & G Mortgage does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement; and

     (f) R & G Mortgage relying and shall rely upon the Bank's representations and warranties in connection with the execution, performance and delivery of this Agreement, notwithstanding any investigation made by R & G Mortgage or otherwise on R & G Mortgage's behalf. Consequently, upon any request to the Bank by R & G Mortgage to securitize any loans, as applicable, R & G Mortgage shall be deemed to repeat all the foregoing representations and warranties.


                SIXTH: REPRESENTATIONS AND WARRANTIES OF THE BANK

     (a) The Bank is a locally-chartered commercial bank duly organized, validly existing, and in good standing under the laws of the Commonwealth of Puerto Rico and has all licenses necessary to carry on its business as now being conducted; the Bank has corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Bank and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Bank; and all requisite corporate action has been taken by the Bank to make this Agreement valid and binding upon the Bank in accordance with its terms;

     (b) The consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of the certificate of incorporation or by-laws of the Bank or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other instrument to which the Bank or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Bank or its property is subject;

     (c) Neither this Agreement nor any statement, report or other document furnished or to be furnished by the Bank pursuant to this Agreement or in connection with the transactions


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contemplated hereby contains any untrue statement of fact or omits to state a material fact necessary to make the statements contained therein or herein not misleading;

     (d) The Bank does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement; and

     (e) The Bank is relying and shall rely upon R & G Mortgage's representations and warranties in connection with the execution, performance and delivery of this Agreement, notwithstanding any investigation made by the Bank or otherwise, on the Bank's behalf;


                          SEVENTH: CONDITIONS PRECEDENT

     (a) The parties shall have obtained such licenses, permits and approvals of Federal and Commonwealth regulatory agencies, to the extent that their approvals or consents are required by applicable law or regulations, for the consummation of the transactions contemplated hereby and as may be required in order for the fulfillment of the parties and obligations;

     (b) All actions, proceedings, endorsements, instruments and documents deemed necessary appropriate by the Bank or R & G Mortgage, as the case may be, to effectuate this Agreement and the consummation of the transactions contemplated hereby, or incidental thereto, shall have been received or completed.


          EIGHTH: COVENANTS OF THE BANK AND R&G MORTGAGE

     (a) Both the Bank and R & G Mortgage will use their best efforts to obtain any consents of the Bank's Board of Directors upon the recommendation of its Ancillary Agreements Committee, and of R & G Mortgage's Board of Directors, required for the consummation of this Agreement and the transactions contemplated hereby and provided that unreasonable effort or expense is not required, and will give full cooperation to obtain all necessary consents, approvals and authorizations subsequent to the date hereof to the extent that such consent, approvals and authorizations are not obtained prior to the date hereof.

     (b) The Bank and R & G Mortgage shall respectively execute and deliver such documents and instruments and do such other things as may be reasonably required more fully and definitely to vest in the parties such rights, powers, duties, responsibilities, obligations and liabilities of the Bank and R & G Mortgage as is contemplated hereunder;

     (c) Each and every representation and warranty made by R & G Mortgage and the Bank shall survive the execution and delivery of this Agreement, and shall be deemed to have been effectively repeated by R & G Mortgage and the Bank, as the case may be, upon: (i) each Transfer Date and (ii) any collection by R & G Mortgage of any loan payment pursuant to Section 5.0 hereof.


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                                NINTH: AMENDMENTS

     This Agreement may be amended from time to time by the Bank and R & G Mortgage, subject to, an conditioned upon, all necessary Board of Directors regulatory approvals, by written agreement signed by the Bank and R & G Mortgage.


                              TENTH: GOVERNING LAW

     This Agreement shall be construed in accordance with the laws of the Commonwealth of Puerto Rico and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     Nothing herein expressed or implied is intended or shall be construed to confer upon or to give to any person or entity other than the parties hereto, any rights or remedies under or by reason of this Agreement.


                                ELEVENTH: NOTICES

     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly give if personally delivered at or mailed by registered mail, postage prepaid, to (a) in the case of the Bank, R&G Plaza, Hato Rey, Puerto Rico 00657, Attention: the President, or such other address as may hereafter be furnished to R & G Mortgage in writing by the Bank, (b) in the case of R & G Mortgage, G.P.O. Box 2394, San Juan, Puerto Rico 00936,
Attention: the President, or such other address that may be furnished to the Bank in writing by R & G Mortgage.


                       TWELFTH: SEVERABILITY OF PROVISIONS

     If any one or more of the covenants, agreements, provisions or terms of this Agreement which is not essential to the effectuation or the basic purpose of this Agreement is held invalid for any reason whatsoever, the such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.


                              THIRTEENTH: EXECUTION

     This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be on original; such counterparts, together, shall constitute one and the same agreement.


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                            FOURTEENTH: NO ASSIGNMENT

     Neither the Bank nor R & G Mortgage shall assign this Agreement without the prior written consent of the Bank and R & G Mortgage.


     IN WITNESS WHEREOF, the Bank and R & G Mortgage have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.


                              R-G PREMIER BANK OF PUERTO RICO


                              By:  /s/ Osvaldo Domenech
                                   ----------------------------------------
                              Name:  Osvaldo Domenech
                              Title: Executive Vice President



                              R-G MORTGAGE CORPORATION


                              By:  /s/ Ramon Prats
                                   ----------------------------------------
                              Name:  Ramon Prats
                              Title: Executive Vice President



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